Exhibit 10.39

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 9, 2022 by and among MeiraGTx Holdings plc, a Cayman Islands exempted company (the “Company”), and Johnson & Johnson Innovation – JJDC, Inc. (the “Investor”).

RECITALS

A.The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “1933 Act”); and

B.The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and subject to the conditions stated in this Agreement, a certain number (the “Shares”) of ordinary shares of the Company, nominal value $0.00003881 per share (the “Ordinary Shares”).

C.Within three days of the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Environmental Laws” has the meaning set forth in Section 4.17.

“GAAP” has the meaning set forth in Section 4.6.

“Losses” has the meaning set forth in Section 8.2.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company and its Subsidiaries taken as a whole, (ii) the legality or enforceability of this Agreement or (iii) the ability of the Company to perform its obligations under this Agreement.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound which is material to the business of the Company, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(10) of Regulation S-K.

“Nasdaq” means The Nasdaq Global Select Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Press Release” has the meaning set forth in Section 9.7.

“SEC” means the United States Securities and Exchange Commission.

“SEC Filings” means the Company’s filings with the SEC pursuant to the Securities Exchange of 1934 Act, as amended, filed since January 1, 2022.

“Shares” has the meaning set forth in the Recitals.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable Ordinary Shares).

“Subscription Amount” means the aggregate amount to be paid for the Shares purchased hereunder.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Trading Day” means a day on which Nasdaq is open for trading.

“Transfer Agent” has the meaning set forth in Section 7.8.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“1933 Act” has the meaning set forth in the Recitals.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.Purchase and Sale of the Shares. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Investor will purchase 3,742,514 Shares at a price per Share equal to $6.68, for an aggregate purchase price of $24,999,993.52.

3.Closing.

3.1.The completion of the purchase and sale of the Shares (the “Closing”) shall occur remotely via exchange of documents and signatures at a time (the “Closing Date”) to be agreed to by the Company and the Investor.

3.2.On the Closing Date, the Investor shall deliver or cause to be delivered to the Company the Subscription Amount via wire transfer of immediately available funds pursuant to the wire instructions, as set forth on Exhibit A hereto.

3.3.On or within one business day of the Closing Date, the Company shall deliver or cause to be delivered to the Investor a number of Shares, registered in the name of the Investor, in the amount as set forth in this Agreement.

4.Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in the schedules delivered herewith (the “Disclosure Schedules”) and except as described in the SEC Filings (other than in risk factors and other cautionary language regarding forward-looking statements), which qualify these representations and warranties in their entirety:

4.1.Organization, Good Standing and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. Each of the Company’s “Subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the 1933 Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to carry on its business as now conducted and to own or lease its properties. Each of the Company’s Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.

4.2.Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and shareholders is necessary for, (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder, and (iii) the authorization, issuance and delivery of the Shares. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3.Capitalization. The SEC Filings accurately reflect as of their respective dates (a) the authorized shares of the Company; (b) the number of shares issued and outstanding; (c) the number of shares issuable pursuant to the Company’s stock plans; and (d) the number of shares issuable and reserved for issuance pursuant to securities (other than the Shares) exercisable for, or convertible into or exchangeable for any shares of the Company. All of the issued and outstanding shares of the Company’s have been duly authorized and validly issued and are fully paid, nonassessable and none of such shares were issued in violation of any pre-emptive rights and such shares were issued in compliance in all material respects with applicable Cayman Islands, state and federal securities law and any rights of third parties. Except as described in the SEC Filings, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company. Except as described in the SEC filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement. Except as described in the SEC filings, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described in the SEC filings, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

The issuance and sale of the Shares hereunder will not obligate the Company to issue Ordinary Shares or other securities to any other Person (other than the Investor) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4.Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth herein or imposed by applicable securities laws.

4.5.No Material Adverse Effect. Since June 30, 2022, (i) there has not been any event, occurrence, development or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect; (ii) there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, Material Contracts or operations of the Company and its Subsidiaries, taken as a whole, from that reflected in the consolidated financial statements of the Company and its Subsidiaries, except for any such changes in the ordinary course of business which have not had or would not reasonably be expected to have a Material Adverse Effect and (iii) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders. No material event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable Law that has not been publicly disclosed.

4.6.Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, except that the unaudited quarterly financial statements may not contain all footnotes required by GAAP, as permitted by Form 10-Q under the 1934 Act).

4.7.Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (a) filings that have been made pursuant to applicable state securities laws, (b) post-sale filings pursuant to applicable state and federal securities laws and (c) filings pursuant to the rules and regulations of Nasdaq, each of which the Company has filed or undertakes to file within the applicable time. Subject to the accuracy of the representations and warranties of the Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and (ii) the other transactions contemplated by the

Transaction Documents from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.8.Legal Proceedings. Except as described in the SEC Filings or as previously disclosed to the Investor, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is or may reasonably be expected to become a party or to which any property of the Company is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or its Subsidiaries, could (i) reasonably be expected to have a Material Adverse Effect or (ii) adversely affect or challenge the legality, validity or enforceability of the Transaction Documents. Neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any director or officer thereof, is or has been the subject of any action involving a judicially filed claim of violation of or liability under U.S. federal, state or foreign securities laws or a judicially filed claim of breach of fiduciary duty. Except as described in the SEC Filings or as previously disclosed to the Investor, there has not been, and to the Company’s Knowledge, there is not pending or threatened, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the 1933 Act or the 1934 Act.

4.9.SEC Filings; Business. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) of the 1934 Act, for the one year preceding the date hereof. The Company has further made available to the Investor through the Electronic Data Gathering, Analysis, and Retrieval System (the “EDGAR system”), true and complete copies of the SEC filings. The Company has made all filings required to be made pursuant to the 1934 Act. The Company is engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company.

4.10.Compliance. The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

4.11.Tax Matters. The Company and its Subsidiaries have filed all tax returns required to have been filed by the Company or its Subsidiaries with all appropriate governmental agencies and have paid all taxes shown thereon or otherwise owed by them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 4.6 in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or its Subsidiaries has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. There are no material tax liens or claims pending, or to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or any of their respective material assets or properties.

4.12.Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company to (1) maintain and accelerate its existing preclinical and research programs and (2) improve internal manufacturing and quality check capabilities.

4.13.Title to Properties. Except as described in the SEC Filings, the Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as disclosed in the SEC Filings, the Company and its Subsidiaries hold any leased real or personal property under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance and with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.14.No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares in accordance with the provisions thereof will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Articles of Association, both as in effect on the date hereof (true and complete copies of which have been made available to the Investor through the EDGAR system), or (b) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its Subsidiaries, or any of their assets or properties.

4.15.Intellectual Property. Except as disclosed in the SEC Filings, the Company and its Subsidiaries own, possess, license or have other rights to use, the patents and patent applications, copyrights, trademarks, service marks, trade names, service names and trade secrets described in the SEC Filings and as necessary or material for use in connection with its business and which the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by any Person that the Company’s business or the business of its Subsidiaries as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of another. To the Company’s Knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights that would have or would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All material licenses or other material agreements under which the Company is granted Intellectual Property Rights are in full force and effect and, to the Company’s knowledge, there is no material default by any other party thereto, except as would not reasonably be expected to have a Material Adverse Effect. The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property Rights purported to be granted thereby. The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any Intellectual Property Rights that is material to the conduct of the Company’s business as currently conducted.

4.16.Certificates, Authorities and Permits. The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where failure to so possess would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or its Subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.17.Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has released any hazardous substances regulated by Environmental Law on to any real property that it owns or operates, or has received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws; and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

4.18.Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Ordinary Shares on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Ordinary Shares from Nasdaq.

4.19.Brokers and Finders. No Person will have as a result of the transactions contemplated hereby any valid right, interest or claim against or upon the Company or the

Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.20.No Directed Selling Efforts or General Solicitation. Neither the Company nor any of its Subsidiaries nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D (“Regulation D”) promulgated under the 1933 Act) in connection with the offer or sale of any of the Shares. The Company has offered the Shares for sale only to “accredited investors” within the meaning of Rule 501 under the 1933 Act.

4.21.No Integrated Offering. Neither the Company nor any of its subsidiaries nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.

4.22.Private Placement. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 5, the offer and sale of the Shares to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act. The issuance and sale of the shares does not contravene the rules and regulations of Nasdaq.

4.23.No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director, officer, or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

4.24.Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.25.No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea Region of the Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

4.26.Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the executive officers or directors of the Company or its Subsidiaries and, to the Company’s Knowledge, none of the employees of the Company or its Subsidiaries is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors) that is required to be disclosed under Item 404 of Regulation S-K under the 1933 Act.

4.27.Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities. Except as described in the SEC Filings, since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.28.Required Filings. Except for the transactions contemplated by this Agreement, including the acquisition of the Shares contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the SEC Filings are being incorporated by reference into an effective registration statement filed by the Company under the 1933 Act).

4.29.Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.30.Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or, to the Company’s Knowledge, on behalf of the Company that are described in the SEC Filings were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the U.S. Food and Drug Administration (the “FDA”) or any foreign governmental body exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the studies, tests and preclinical and clinical trials conducted by or, to the Company’s Knowledge, on behalf of the Company, and the results thereof, contained in the SEC Filings are accurate and complete in all material respects; the Company is not aware of any other studies, tests or preclinical and clinical trials, the results of which call into question the results described in the SEC Filings; and the Company has not received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

4.31.Labor. Neither the Company nor any of its Subsidiaries is bound by or subject to any collective bargaining agreement or any similar agreement with any organization representing its employees. No labor problem or dispute with the employees of the Company and its Subsidiaries exists or, to the Company’s Knowledge, is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as contemplated in the Company SEC Filings.

4.32.Passive Foreign Investment Company; Controlled Foreign Company. Neither the Company nor its Subsidiaries will be deemed to constitute a “passive foreign investment company” within the meaning of 26 USC §1297(a) or a “controlled foreign company” within the meaning of 26 USC §957.

4.33.Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

4.34.No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the 1933 Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

4.35.Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

4.36.Notice of Disqualification Events. The Company will notify the Investors in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

4.37.Full Disclosure. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents, when considered together with the SEC filings, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.

5.Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

5.1.Organization and Existence. The Investor is a validly existing corporation and has all requisite corporate power and authority to enter into and consummate the transactions contemplated hereby and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to this Agreement.

5.2.Authorization. The execution, delivery and performance by the Investor of this Agreement has been duly authorized and this Agreement has been duly executed and when delivered will constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3.Purchase Entirely for Own Account. The Shares to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares for any period of time. The Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4.Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5.Disclosure of Information. The Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Based on the information the Investor has deemed appropriate it has independently made its own analysis and decision to enter into this Agreement. The Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of this Agreement, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6.Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7.Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OR OTHER AVAILABLE EXEMPTION, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

5.8.Accredited Investor. The Investor is (a) an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the 1933 Act and (b) an Institutional Account as defined in FINRA Rule 4512(c). The investor is a sophisticated institutional investor with sufficient knowledge and experience in investing in private placement transactions to properly evaluate the risks and merits of its purchase of the Shares.

5.9.No General Solicitation. The Investor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

5.10.Brokers and Finders. No Person will have as a result of the transactions contemplated hereby any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

5.11.Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company or any other Person regarding the transactions contemplated hereby. Other than to its authorized representatives and advisors, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.12.No Government Recommendation or Approval. The Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

5.13.No Intent to Effect a Change of Control; Ownership. The Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act and under the rules of Nasdaq.

5.14.No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) to the Investor’s knowledge, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

5.15.No Rule 506 Disqualifying Activities. The Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the 1933 Act.

5.16.Residency. The Investor is a resident of the jurisdiction specified in its address in Section 9.4.

The Company acknowledges and agrees that the representations contained in this Section 5 shall not modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein.

6.Conditions to Closing.

6.1.Conditions to the Investor’s Obligations. The obligation of the Investor to purchase Shares at the Closing is subject to the fulfillment to the Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

(a)The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects (or to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of the date hereof and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the

Shares and the consummation of the other transactions contemplated by this Agreement, all of which shall be in full force and effect.

(c)Within three days of the Closing the Company shall have executed and delivered the Registration Rights Agreement.

(d)No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(e)There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(f)Within three days of the Closing the Company shall have delivered to the Investor a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of such date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d) and (e) of this Section 6.1.

(g)Within three days of the Closing the Company shall have delivered to the Investor a Certificate, executed on behalf of the Company by its Chief Operating Officer, dated as of such date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, certifying the current versions of the Articles of Association of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(h)Within three days of the Closing the Investor shall have received an opinion from each of Latham & Watkins LLP, United States counsel for the Company, and Walkers (Cayman) LLP, Cayman Islands counsel for the Company, and dated as of such date, in form and substance reasonably acceptable to the Investor.

(i)No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Ordinary Shares.

6.2.Conditions to Obligations of the Company. The Company’s obligation to sell and issue Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)The representations and warranties made by the Investor in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investor shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b)The Investor shall have paid in full its Subscription Amount to the Company.

6.3.Termination of Obligations to Effect Closing; Effects.

(a)The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(i)Upon the mutual written consent of the Company and the Investor;

(ii)By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

(iii)By the Investor if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

7.Covenants and Agreements of the Parties.

7.1.Reports. The Company will furnish to the Investor and/or its assignees such information relating to the Company as from time to time may reasonably be requested by the Investor and/or its assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investor, or to advisors to or representatives of the Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.2.No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Documents.

7.3.Form D; Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to each Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of such Investor.

7.4.Reporting Status. The Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

7.5.Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.6.Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Ordinary Shares on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.7.Termination of Covenants. The provisions of Sections 7.1 through 7.5 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.8.Removal of Legends. In connection with any sale or disposition of the Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall cause the transfer agent for the Ordinary Shares (the “Transfer Agent”) to timely remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends, provided that the Company has received customary representations and other documentation reasonably acceptable to the Company in connection therewith. Subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith, upon the earlier of such time as the Shares (i) have been registered under the 1933 Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

7.9.Subsequent Equity Sales. From the date hereof until six months after the Closing Date, the Investor shall not, directly or indirectly, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Ordinary Shares.

7.10.Securities Laws. The Investor hereby acknowledges its obligations under the U.S. federal securities laws, including with respect to the prohibition of any person in possession of “material non-public information” about a company from purchasing or selling, directly or indirectly, securities of such company (including entering into short selling or hedge transactions involving such securities), or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

7.11.Passive Foreign Investment Company; Controlled Foreign Corporation. Not later than forty-five (45) days after the end of Company’s fiscal year, the Company will determine whether it and each of its Subsidiaries constitutes a “passive foreign investment company” (a “PFIC”) or a “controlled foreign corporation” (a “CFC”) as defined for U.S. tax purposes for such fiscal year and if Company determines it is a PFIC or CFC, will so advise each Investor. For each fiscal year of the Company, commencing with the first fiscal year for which it is determined to be a PFIC, the Company and each of its Subsidiaries shall no later than ninety (90) days after the end of such fiscal year, furnish the Investor with all information necessary for it to make a qualified electing fund (“QEF”) election, including (i) a PFIC Annual Information Statement under Section 1295(b) of the U.S. Internal Revenue Code, as amended (the “Code”) and (ii) all information necessary for it to complete IRS Form 8621 (or a successor form). All information shall be provided in English. The Company will obtain the advice of one of the “big four” accounting firms to make the determinations and provide the information and statements as described in this paragraph.

8.Survival and Indemnification.

8.1.Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

8.2.Indemnification. The Company agrees to indemnify and hold harmless the Investor and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses, including without limitation reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof (collectively, “Losses”), to which such Person may become subject as a result of or relating to (a) any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement or (b) any action instituted against the Investor or its Affiliates by any stockholder of the Company who is not an Affiliate of the Investor, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of the Investor’s representations, warranties or covenants under this Agreement or any conduct by the Investor or its Affiliates which constitutes fraud, gross negligence, willful misconduct or malfeasance), and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3.Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for such indemnified party. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, consent to entry of any judgment or enter into any settlement. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of the Investor or its Affiliates against the Company or others and any liabilities the Company may be subject to pursuant to law.

9.Miscellaneous.

9.1.Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a transaction complying with applicable securities laws without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to the Investor. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Ordinary Shares are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2.Counterparts; Faxes; E-mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or e-mail, which shall be deemed an original.

9.3.Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4.Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

MeiraGTx Holdings plc

450 East 29th Street, 14th Floor

New York, New York 10016

Attn: Rich Giroux

With a copy to: legalnotices@meiragtx.com

And a copy to:

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116

Attn: Peter N. Handrinos, Esq.

If to the Investor:

Johnson & Johnson Innovation – JJDC, Inc.

410 George Street

New Brunswick, New Jersey 08091

Attn: Linda Vogel and Kelvin Lin

With a copy to: LVogel@ITS.JNJ.com; KLin18@ITS.JNJ.com;
JJDCOperations@its.jnj.com

And a copy to:

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

Attn: Christopher D. Comeau

9.5.Expenses. Within three days of the Closing, the Company has agreed to reimburse the Investor up to $75,000 for its legal fees and expenses. Except as set forth herein to the contrary, the parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and the Investor has relied on the advice of its own respective counsel. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable documented out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6.Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the other party hereto.

9.7.Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investor without the prior written consent of the Company (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investor shall allow the Company, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the Investor may identify the Company and the value of the Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company. The Company shall not include the name of the Investor or any Affiliate or investment adviser of the Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any SEC Filing to the extent such disclosure is required by SEC rules and regulations) without the prior written consent of the Investor (which consent shall not be unreasonably withheld). Within four trading days following the date this Agreement is executed, the Company shall (i) issue a press release disclosing all material terms of transactions contemplated by this Agreement (the “Press Release”) and/or (ii) file a Current Report on Form 8-K attaching the press release described in the foregoing sentence (as applicable) as well as a copy of this Agreement. In addition, the Company will make such filings and notices in the manner and time required by the SEC or Nasdaq.

9.8.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9.Entire Agreement. This Agreement, including the signature pages and Exhibits constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10.Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11.Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12.Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of the Investor arising directly or indirectly under this Agreement of any and every nature whatsoever shall be satisfied solely out of the assets of the Investor and that no trustee, officer, other investment vehicle or any other Affiliate of the Investor or any investor, shareholder or holder of shares of beneficial interest of the Investor shall be personally liable for any liabilities of the Investor.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	MEIRAGTX HOLDINGS PLC

	By:	/s/ Richard Giroux
Name: Richard Giroux
Title: Chief Operating Officer

INVESTOR:	Johnson & Johnson Innovation – JJDC, Inc.

	By:	/s/Asish Xavier
Name: Asish Xavier
Title: VP, Venture Investments